Exhibit 99.1

Annex A – Rescission Election Form

UNITED SECURITY BANCSHARES, INC.

FORM OF ELECTION

FOR ACCEPTANCE OF RESCISSION OFFER AND RELEASE

THE RESCISSION OFFER WILL EXPIRE AT 4:30 P.M., CENTRAL STANDARD TIME, ON                 , 2004.

Please indicate your acceptance of the rescission offer (the “Rescission Offer”) of United Security Bancshares, Inc. (“USB”), by completing and signing this Form of Election and returning it to USB at one of the addresses set forth below, as soon as practical, but it must be received by USB no later than                             , 2004, at 4:30 P.M., Central Standard Time, the expiration date of the Rescission Offer.

By signing this Form of Election, you acknowledge that you have received and carefully read the prospectus dated                         , 2003 (the “Prospectus”) of USB in which USB has offered to repurchase the shares of USB Common Stock in which you may have invested your employee contributions under the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions) (the “Rescission Stock”).

RELEASE

In consideration of the offer to repurchase your Rescission Stock, the receipt and sufficiency of which are hereby acknowledged, by signing this Form of Election, you hereby irrevocably release and discharge the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions), USB, and their past, current and future officers, directors, employees, subsidiaries, affiliates, representatives and agents, of and from all claims which you and your successors and assigns have, ever had or might have in connection with the sales and issuances by USB of USB Common Stock, including but not limited to, any violation of federal, state or territorial securities laws or regulations, in each case to the maximum extent permitted by applicable law.

THIS FORM SHOULD BE MAILED OR SENT AS SOON AS PRACTICAL, BUT IT MUST BE RECEIVED BY USB NO LATER THAN                             , 2004 AT 4:30 P.M., CENTRAL STANDARD TIME, TO:

Via U.S. Mail	Via FedEx or Other Private Carrier
United Security Bancshares, Inc. 131 West Front Street P.O. Box 249 Thomasville, Alabama 36784 Attn: Larry M. Sellers	United Security Bancshares, Inc. 131 West Front Street Thomasville, Alabama 36784 Attn: Larry M. Sellers

Accepted and Agreed:

(Signature)

(Please print your name here)

Social Security No.

Residential Address:	Street Address

City, State and Zip Code

Mailing Address:	Street Address
(if different from residence)	City, State and Zip Code